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                                                                    EXHIBIT 99.1

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, entered into this 28th day of February, 2005, by and between AmSurg Corp., a Tennessee corporation with its principal place of business at 20 Burton Hills Boulevard, Nashville, Tennessee 37215 ("Company") and Frank J. Coll ("Officer");

                                  WITNESSETH:

         1. EMPLOYMENT. The Company employs Officer and Officer hereby accepts employment under the terms and conditions hereinafter set forth.

         2. DUTIES. Officer is engaged as Senior Vice President, Operations of the Company. His powers and duties in that capacity shall be those normally associated with the position of Senior Vice President, Operations. During the term of this Agreement, Officer shall also serve without additional compensation in such other offices of the Company to which he may be elected or appointed by the Board of Directors.

         3. TERM. Subject to provisions of termination as hereinafter provided, the initial term of Officer's employment under this Agreement shall begin on February 28, 2005, and shall terminate on December 31, 2005. On each December 31 during this Agreement, commencing on December 31, 2005, unless the Company notifies Officer, pursuant to the following paragraph, that his employment under this Agreement will not be extended, his employment under this Agreement shall automatically be extended for a one (1) year period on the same terms and conditions as are set forth herein; provided, however, that the term of this Agreement shall not be automatically extended after Officer reaches age sixty-five (65).

         If the Company elects not to extend Officer's employment under this Agreement, it shall do so by notifying Officer in writing not less than sixty
(60) days prior to the applicable December 31 of this Agreement. If the Company does not elect to extend Officer's employment under this Agreement other than for cause, Officer shall be considered to have been terminated without just cause upon the expiration of his employment, and Officer will receive the payments and benefits set forth in Section 8 hereof.

         4. COMPENSATION. For all duties rendered by Officer, the Company shall pay Officer a minimum salary of $225,000 per year, payable in equal semi-monthly installments at the end of each month. In addition thereto, commencing January 1, 2006, the salary of Officer shall be increased and adjusted upward, based upon any increase in the Consumer Price Index for Urban Wage Earners and Clerical Workers, U. S. All City Average Report, of the U. S. Bureau of Labor Statistics (the "Consumer Price Index") or such index fulfilling the same or similar purpose in the event the Consumer Price Index is no longer maintained (the Consumer Price Index or such other index, the "Cost of Living Index"). The base month shall be February 2005. Such increase shall not be made retroactive for the initial term, but commencing January 1, 2006, such increase shall be made, no more frequently than annually, based upon any such increase in the Cost of Living Index. In determining the adjustment annually, the base figures for computation shall be the minimum


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salary set forth above plus all annual cost of living adjustments previously made. In addition thereto, each year beginning January 1, 2006, Officer's compensation will be reviewed by the Board of Directors of the Company, or the Compensation Committee thereof, and after taking into consideration performance, the Committee may increase Officer's compensation. In the event the Company establishes a bonus plan for compensating executive or managerial employees, Officer may participate in such a plan, provided that any bonuses paid under such plan shall be in addition to the compensation provided for in this Agreement. All compensation payable hereunder shall be subject to withholding for federal income taxes, FICA and all other applicable federal, state and local withholding requirements.

         5. EXTENT OF SERVICE. Officer shall devote substantially his entire time, attention and energies to the business of the Company and shall not during the term of this Agreement take an active role in any other business activity without the prior written consent of the Company; but this shall not prevent Officer from making real estate or other investments of a passive nature.

         6. DISABILITY. In the case of illness or incapacity resulting in Officer being unable to perform his services, the Company shall provide through insurance or on its own account coverage for Officer that will provide payment of full salary and benefits for twelve (12) months. For the period beyond twelve
(12) months, the Company shall provide such coverage to Officer as is then available to Officer in accordance with Company policy. To the extent that payments are received from Worker's Compensation or other Company paid plans, the Company's obligations will be reduced by amounts so received.

         7. TERMINATION FOR CAUSE. For the purposes of this Agreement, the Company shall have "cause" upon (i) a felony conviction of Officer or the failure of Officer to contest prosecution for a felony, (ii) conviction of a crime involving moral turpitude, or (iii) willful and continued misconduct or gross negligence by Officer in the performance of his duties as an officer. For purposes of this Section 7, "willful" shall be determined by the Board of Directors of the Company. In making such determination, the Board of Directors of the Company shall not act unreasonably or arbitrarily.

         8. TERMINATION WITHOUT CAUSE. Officer's employment under this Agreement may be terminated (i) by the Company at any time without cause and (ii) at any time within twelve (12) months following the occurrence of a Change In Control (as defined in Section 18 herein) by Officer for Good Reason (as defined in Section 18 herein) provided:

         The Company shall pay Officer one year's salary, payable in twelve (12) monthly installments following the date of termination of employment, based upon the annual rate payable as of the date of termination, without further cost of living adjustments, subject to the following:

                  (a) Officer shall continue to be covered under health and life insurance plans of the Company for one (1) year. Officer's benefits shall be reduced, however,


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                           by any such coverage that Officer receives incident
                           to any employment during said one-year period.

                  (b) No payments shall be made to Officer past age sixty-six (66) years regardless of the term remaining after termination.

                  (c)      There shall be no further extension of the Agreement.

                  (d) Amounts payable by the Company shall be offset and reduced by any amount earned by Officer in any active employment that he may receive during said one-year period from any other source whatsoever, except said sums shall not include income from dividends, investments or passive income. As a condition for Officer receiving his compensation from the Company, he agrees to furnish the Company annually with full information regarding such other employment and to permit inspection of his records at any such employment and copy of his Federal income tax returns.

                  (e) The Company shall receive credit for unemployment insurance, social security insurance or like amounts received by Officer.

                  (f) The payments will cease upon death of Officer regardless of term remaining.

         9. RESTRICTIVE COVENANTS.

                  (a) Confidential Information. Officer agrees not to disclose, either during the time he is employed by the Company or following the termination of his employment by the Company, any confidential information concerning the Company, including, but not limited to, customer lists, contract terms, financial costs, sales data, or business opportunities whether for existing, new or developing businesses.

                  (b) Non-Compete. Upon voluntary termination of Officer's employment, upon termination of Officer's employment by the Company for cause, or upon termination of Officer's employment without cause, Officer agrees not to own, finance, operate, manage, design, build, solicit prospects for or otherwise enter into or engage in any phase of the ambulatory surgery business or any other business conducted by the Company in any state in which the Company is conducting business on the date of termination of Officer's employment with the Company, either as an individual for his own account, as a partner or joint venturer, or as an employee, agent, officer, director, consultant, owner or otherwise for a period of one (1) year following the date of Officer's termination of his employment with the Company.


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                  (c)      Non-Solicitation. Upon termination or expiration of
                           his employment, whether voluntary or involuntary, Officer agrees not to directly or indirectly solicit business from any entity, organization or person which has contracted with the Company, which has been doing business with the Company, from which the Company was soliciting business at the time of Officer's termination, or from which the Officer knew or had reason to know that the Company was going to solicit business at the time of Officer's termination, for a one-year period from the date of Officer's termination of his employment with the Company.

                  (d) Enforcement. Officer and the Company acknowledge and agree that any of the covenants contained in this
                           Section 9 may be specifically enforced through injunctive relief, but such right to injunctive relief shall not preclude Company from other remedies which may be available to it.

                  (e) Termination. Notwithstanding any provision to the contrary otherwise contained in this Agreement, the agreements and covenants contained in this Section 9 shall not terminate upon Officer's termination of his employment with the Company or upon the termination of this Agreement under any other provision of this Agreement.

         10. VACATION. During each year of this Agreement, Officer shall be entitled to vacation in accordance with Company policy in effect from time to time.

         11. BENEFITS. In addition to the benefits specifically provided for herein, Officer shall be entitled to participate in all benefit plans maintained by the Company for employees generally according to the terms of such plans.

         12. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by registered or certified mail to his residence in the case of Officer, or to its principal office in the case of the Company.

         13. WAIVER OF BREACH. The waiver by either party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the other party.

         14. ATTORNEYS' FEES. In the event that either party initiates legal proceedings to enforce any provision of this Agreement or resolve any dispute hereunder, and Officer is the prevailing party, then the Company shall be responsible for payment of the Officer's reasonable attorneys' fees incurred in connection therewith.

         15. ASSIGNMENT. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The Officer acknowledges that the services to be rendered by him are unique and personal, and the


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Officer may not assign any of his rights or delegate any of his duties or obligations under this Agreement.

         16. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement shall be governed by the laws of the State of Tennessee.

         17. HEADINGS. The sections, subjects and headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         18. DEFINITIONS. For purposes of this Agreement the following definitions shall apply:

                  a. "Change in Control" shall mean the occurrence of any of the following:

                           (i) the acquisition of at least a majority of the outstanding shares of Common Stock (or securities convertible into Common Stock) of the Company by any person, entity or group (as used in Section 13(d)(3) and Rule 13d-5(b)(1) under the Exchange Act);

                           (ii) the merger or consolidation of the Company with or into another corporation or other entity, or any share exchange or similar transaction involving the Company and another corporation or other entity, if as a result of such merger, consolidation, share exchange or other transaction, the persons who owned at least a majority of the Common Stock of the Company prior to the consummation of such transaction do not own at least a majority of the Common Stock of the surviving entity after the consummation of such transaction;

                           (iii) the sale of all, or substantially all, of the assets of the Company; or

                           (iv) any change in the composition of the Board of Directors of the Company, such that persons who at the beginning of any period of up to two years constituted at least a majority of the Board of Directors of the Company, or persons whose nomination was approved by such majority, cease to constitute at least a majority of the Board of Directors of the Company at the end of such period.

                  b. "Company" shall mean AmSurg Corp., any successor entity or their successors or assigns.

                  c. "Good Reason" shall exist if after the occurrence of a Change of Control:


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                           (v)      there is a significant change in the nature
                                    or the scope of Officer's authority and
                                    responsibilities;

                           (vi) there is a reduction in Officer's rate of base salary or (for reasons other than Company performance or stock price) overall compensation; or

                           (vii) The Company changes the principal location in which Officer is required to perform services outside a fifty mile radius of such location without Officer's consent.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written.

                                              /s/ Frank J. Coll
                                              ---------------------------------
                                              Frank J. Coll


                                              AMSURG CORP.



                                              By: /s/ Ken P. McDonald
                                                 ------------------------------
                                              Name: Ken P. McDonald
                                                   ----------------------------
                                              Title: President and Chief
                                                     Executive Officer
                                                    ---------------------------



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